UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
APRIL 24, 2007

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Standard.

On April 20, 2007, we received notice from the American Stock Exchange (“Exchange”) that after review of our Form 10-K for the fiscal year ended December 31, 2006, the Company does not meet certain of the Exchange’s continued listing standards. Specifically, the notice provides that the Company is not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide with shareholders’ equity of less than $6 Million and losses from continuing operations and/or net losses in its five most recent fiscal years. The notice requires us to submit a plan by May 21, 2007, advising the Exchange of the action we have taken, or will take, to bring us into compliance with the continued listing standards identified above within a maximum of six (6) months from receipt of the notification (“Compliance Plan”).

If the Company does not submit a Compliance Plan, or submits a Compliance Plan that is not accepted, the Company may be subject to delisting proceedings. Furthermore, if the Compliance Plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the Compliance Plan Period or does not make progress consistent with the Compliance Plan during the Compliance Plan Period, the Exchange staff will initiate delisting proceedings as appropriate. If the Exchange initiates delisting procedures, we may decide to appeal the ruling, and depending on the outcome of the appeal or otherwise, we will pursue having our common stock quoted on the OTC Bulletin Board.

We have notified the Exchange that we will submit our Compliance Plan no later than May 21, 2007 in accordance with the requirements of its notification.

A copy of the press release announcing the notification by the Exchange is attached as Exhibit 99.1 to this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2007	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, CGO
Michael T. Adams
Chief Governance Officer

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by LaPolla Industries, Inc. on April 24, 2007.